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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2008 (which report expresses an unqualified opinion with respect to the consolidated financial statements and includes an explanatory paragraph relating to a change in method of accounting for uncertainty in income taxes and accounting for deferred acquisition costs associated with internal replacements in 2007), relating to the consolidated financial statements and financial statement schedules of Allstate Life Insurance Company appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2007, to its incorporation by reference in the Prospectus, which is included in this Registration Statement, and to the reference to us under the heading "Experts" in Exhibit 99 of Part II of this Registration Statement.

/s/ Deloitte & Touche

Chicago, Illinois
February 13, 2009